Exhibit 99.1

Jack in the Box Inc. to Host Virtual Investor Day June 29, 2021

SAN DIEGO--(BUSINESS WIRE)--June 7, 2021--Jack in the Box Inc. (NASDAQ: JACK) will host a virtual Investor Day on June 29, 2021, beginning at 8:30 am ET. Speakers to include Darin Harris, CEO, Tim Mullany, CFO and Ryan Ostrom, CMO. Followed by a Q&A session that will also include Tony Darden, COO and Chris Brandon, VP of Investor Relations.

To access the live webcast of the presentation through the internet, visit the Events and Presentations tab of the Jack in the Box Inc. Investors page at http://investors.jackinthebox.com at least 15 minutes prior to the audio presentation to register for the conference. The webcast will be available for replay using that same link beginning on June 29th.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, operates and franchises more than 2,200 Jack in the Box® restaurants in 21 states and Guam. Founded in 1951, Jack in the Box has grown to become one of the nation’s largest quick service restaurant chains and is best known for its diverse, all-day, everyday menu available 24/7. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Contacts

Investor Contact:
Maria Hocut
Investor.Relations@Jackinthebox.com